EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2010 RESULTS

•	Funds from Operations of $19.6 Million or $.73 Per Share Compared to $.83 Per Share the Same Quarter Last Year
•	Net Income Attributable to Common Stockholders of $4.9 Million or $.18 Per Share
•	Same Property Net Operating Income Decline of 3.8%; 5.1% Decline Without Straight-Line Rent Adjustments
•	87.6% Leased, 86.2% Occupied
•	Paid 121st Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Interest and Fixed Charge Coverages of 3.2x
•	Acquired Five Buildings in Charlotte and San Diego for $22.3 Million
•	Three Development Projects With Estimated Costs to Complete of $2.4 Million as of March 31, 2010
•	No Debt Maturities for the Remainder of 2010

JACKSON, MISSISSIPPI, April 28, 2010 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2010.

Commenting on the Company’s performance for the quarter, David H. Hoster II, President and CEO, stated, “We are pleased to report that funds from operations for the first quarter exceeded the mid-point of our guidance.  Although occupancy declined from December 31, it ended above our expectations as we executed a record number of leases with a record total of square feet during the quarter.  We project occupancy to remain steady in the second quarter and then improve in both the third and fourth quarters.”

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2010, funds from operations (FFO) was $.73 per share compared to $.83 per share for the same period of 2009, a decrease of 12.0%.  Property net operating income (PNOI) increased 0.5% primarily due to additional PNOI of $683,000 from 2009 and 2010 acquisitions and $673,000 from newly developed properties, offset by a decrease in PNOI of $1,173,000 from same property operations.  Termination fee income of $1,413,000 was included in PNOI in the first quarter of 2010 compared to $232,000 in the same quarter last year.

Same property operating results decreased 3.8% for the quarter and 5.1% without straight-line rent adjustments.  Rental rates on new and renewal leases (7.6% of total square footage) decreased an average of 8.3% for the quarter; rental rates decreased 13.6% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule “Reconciliations of Other Reporting Measures to Net Income.”

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.18 for the three months ended March 31, 2010, compared to $.31 for the same period of 2009.  The decrease in diluted EPS was primarily attributable to an increase in depreciation and amortization expense and an increase in interest expense, which resulted from decreased interest capitalization during the current period.

PROPERTY ACQUISITIONS AND SALES

In January, EastGroup closed on the acquisition of two business distribution buildings containing 193,000 square feet in Charlotte, North Carolina, for $5.3 million.  The buildings, which have been renamed Commerce Park 2 and 3, are located in the city’s southwest submarket and increase the Company’s ownership in Charlotte to over 1.8 million square feet.

Also in January, the Company acquired Ocean View Corporate Center, a three-building, multi-tenant business distribution complex in San Diego, California, for $17 million.  Located in the Otay Mesa submarket, Ocean View contains 274,000 square feet and was constructed in 2005.  This acquisition increases EastGroup’s ownership in the south San Diego market to 465,000 square feet.

Mr. Hoster commented, “We are continuing to seek attractive investment opportunities and are encouraged by the recent increase in industrial property offerings.  Our goal is to acquire multi-tenant business distribution buildings with current yields accretive to FFO, prices below replacement cost and upside potential as vacant spaces are leased.”

In February, EastGroup acquired a small tract of land (2.1 acres) adjacent to its Country Club buildings in Tucson, Arizona, for $351,000.  This land provides additional parking and trailer storage for the existing buildings.

DEVELOPMENT

At March 31, 2010, EastGroup’s development program consisted of three properties which are located in West Palm Beach, Florida, and Houston and San Antonio, Texas.  These properties contain 128,000 square feet and have a projected total cost of $11.3 million, of which $8.9 million was incurred as of March 31, 2010.  The three properties were collectively 63% leased at March 31, 2010 and April 27, 2010.  There were no construction starts in the first quarter of 2010, and none are planned for the remainder of the year.

During the first quarter of 2010, EastGroup transferred three development properties to the real estate portfolio as detailed below:

Real Estate Properties Transferred from Development in 2010	Size	Date Transferred	Cost	Percent Leased at 4/27/10
	(Square feet)		(In thousands)

Beltway Crossing VII, Houston, TX	95,000	02/01/10	$5,829	58%
Country Club III & IV, Tucson, AZ	138,000	02/01/10	11,544	43%
Oak Creek IX, Tampa, FL	85,000	02/01/10	5,190	0%
Total Developments Transferred	318,000		$22,563

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the first quarter of 2010, which was the 121st consecutive quarterly cash distribution to the Company’s common shareholders.  The Company’s dividend payout ratio to funds from operations was 71% for the quarter.  The annualized dividend rate of $2.08 per share yielded 5.3% on the closing stock price of $39.58 on April 27, 2010.

FINANCIAL STRENGTH AND FLEXIBILITY

During the first quarter, EastGroup continued to achieve strong debt ratios.  Debt-to-total market capitalization was 41.5% at March 31, 2010.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.2x and a Debt-to-EBITDA ratio of 6.32.  Total debt at March 31, 2010 was $722.6 million comprised of $598.0 million of fixed rate mortgage debt and $124.6 million of floating rate bank debt.

EastGroup has revolving credit facilities of $200 million and $25 million, of which $98 million was available to borrow as of March 31, 2010.  These credit facilities mature in 2012; however, the $200 million line of credit has an option for a one-year extension at the Company’s request.  The Company has no debt maturities in 2010.

OUTLOOK FOR REMAINDER OF 2010

FFO per share for 2010 is estimated to be in the range of $2.77 to $2.93.  Diluted EPS for 2010 is estimated to be in the range of $.55 to $.71.  The table below reconciles projected net income to projected FFO.

	Low Range		High Range
	Q2 2010	Y/E 2010	Q2 2010	Y/E 2010
	(In thousands, except per share data)
Net income attributable to common stockholders	$3,524	14,840	4,596	19,128
Depreciation and amortization	14,781	59,449	14,781	59,449
Funds from operations attributable to common stockholders	$18,305	74,289	19,377	78,577

Diluted shares	26,796	26,797	26,796	26,797

Per share data (diluted):
Net income attributable to common stockholders	$0.13	0.55	0.17	0.71
Funds from operations attributable to common stockholders	$0.68	2.77	0.72	2.93

The following assumptions were used:

•	Average occupancy of 85% to 89% for the year.
•	Same property NOI decrease of 3.25% to 5.75% for the year.
•	Operating property acquisitions for the remainder of the year of $40 million with $20 million on July 1, 2010 and $20 million on October 1, 2010.
•	No dispositions during the year.
•	No development construction starts during the year.
•	Termination fees, net of bad debt, of $.05 per share for the year.
•	Floating rate bank debt at an average rate of 1.25% for the year.
•	New fixed rate debt of $75 million on October 1, 2010 at 6.25%.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as defined by the Company refers to FFO attributable to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Thursday, April 29, 2010, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, April 29, 2010.  The telephone replay will be available until Thursday, May 6, 2010, and can be accessed by dialing 1-800-283-4783.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, May 6, 2010.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, development and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28.1 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009

REVENUES
Income from real estate operations	$44,431	43,310
Other income	28	15
	44,459	43,325
EXPENSES
Expenses from real estate operations	13,524	12,568
Depreciation and amortization	14,717	13,029
General and administrative	2,610	2,561
	30,851	28,158

OPERATING INCOME	13,608	15,167

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	84	81
Gain on sales of non-operating real estate	11	8
Interest income	81	124
Interest expense	(8,778)	(7,501)
INCOME FROM CONTINUING OPERATIONS	5,006	7,879

DISCONTINUED OPERATIONS
Loss from real estate operations	-	(38)
Gain on sales of real estate investments	-	-
LOSS FROM DISCONTINUED OPERATIONS	-	(38)

NET INCOME	5,006	7,841
Net income attributable to noncontrolling interest in joint ventures	(103)	(163)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,903	7,678

BASIC PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.18	0.31
Loss from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.18	0.31

Weighted average shares outstanding	26,735	24,999

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.18	0.31
Loss from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.18	0.31

Weighted average shares outstanding	26,794	25,070

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$4,903	7,716
Loss from discontinued operations	-	(38)
Net income attributable to common stockholders	$4,903	7,678

Dividends declared per common share	$0.52	0.52

EASTGROUP PROPERTIES, INC.
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME

Income from real estate operations	$44,431	43,310
Expenses from real estate operations	(13,524)	(12,568)

PROPERTY NET OPERATING INCOME (PNOI)	30,907	30,742

Equity in earnings of unconsolidated investment (before interest and depreciation)	198	197
Interest income	81	124
Other income	28	15
General and administrative expense (1)	(2,610)	(2,561)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	28,604	28,517

Loss from discontinued operations (before depreciation and amortization)	-	(23)
Interest expense (2)	(8,778)	(7,501)
Interest expense from unconsolidated investment	(81)	(83)
Noncontrolling interest in earnings (before depreciation and amortization)	(155)	(214)
Gain on sales of non-operating real estate	11	8

FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	19,601	20,704

Depreciation and amortization from continuing operations	(14,717)	(13,029)
Depreciation and amortization from discontinued operations	-	(15)
Depreciation from unconsolidated investment	(33)	(33)
Noncontrolling interest depreciation and amortization	52	51

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,903	7,678

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.18	0.31
Loss from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.18	0.31

Funds from operations attributable to common stockholders	$0.73	0.83

Weighted average shares outstanding for EPS and FFO purposes	26,794	25,070

(1) Net of capitalized development costs of $85 and $346 for the three months ended March 31, 2010 and 2009.

(2) Net of capitalized interest of $961 and $1,651 for the three months ended March 31, 2010 and 2009.